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                                INSTALLMENT NOTE

$2,000,000.00                                                 Melville, New York
                                                              November 3, 1998

      FOR VALUE RECEIVED, THE UNDERSIGNED promises to pay to the order of Marine Midland Bank ('Bank'), on January 28, 1999 at its Broadhollow Road office in Melville, New York or, at the holder's option, at such other place as may be designated from time to time by the holder, the principal sum of Two Million and 00/100 Dollars ($2,000,000.00) in lawful money of the United States of America. This Note shall bear interest until maturity (whether by acceleration or otherwise) at a per annum rate equal to 7.72%. Interest shall be payable monthly, on the 1st day of each month, and on the date the principal balance is paid in full. After maturity, whether by acceleration or otherwise, this Note shall bear interest at a per annum rate equal to the rate of interest hereinbefore specified plus 3%. In no event shall the rate of interest on this Note exceed the maximum rate authorized by applicable law. Interest will be calculated for each day at 1/360th of the applicable per annum rate, which will result in a higher effective annual rate.

      The undersigned shall have the right to prepay at any time all or any portion of the principal indebtedness evidenced by this Note, together with accrued interest on the principal so prepaid to the date of such prepayment, provided that any partial prepayment shall not affect the undersigned's obligation to continue making the installment payments provided for in this Note, and provided, further, that in the event there is a partial or complete prepayment of this Note for any reason, including, without limitation, as a result of acceleration upon default, the undersigned shall pay to the holder a break funding charge in an amount sufficient for the Bank to invest in U.S. Treasury obligations with maturities as close to the relevant maturity date as are reasonably available, to produce the same annual effective yield as under this Note. The break funding charge shall be calculated in accordance with the Bank's then-prevailing formula on a discounted cash flow basis which shall reconcile differences in timing, yield, interest basis, and amortization between the payment streams of this Note and the alternative U.S. Treasury obligation.

      If any installment of this Note is not paid when due, whether because such installment becomes due on a Saturday, Sunday or a banking holiday, or for any other reason, the undersigned will pay interest thereon at the applicable rate until the date of actual receipt of such installment by the holder of this Note.

      Any holder of this Note may declare all indebtedness evidence by this Note to be immediately due and payable whenever such holder has the right to do so under any Security Agreement or other agreement, now or hereafter in effect, pursuant to which payment of


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                                      -2-

the indebtedness evidenced by this Note is secured; or, irrespective of the terms or existence of any such Security Agreement or other agreement, upon the happening of any of the following: (1) nonpayment, within ten (10) days of when due, of principal of, or interest on, any indebtedness evidenced by this Note;
(2) default by any maker hereof in the payment or performance of any obligation, term or condition of any agreement between such maker and the holder hereof; (3) death or judicial declaration of incompetency of any maker hereof, if an individual; (4) the filing by or against any maker hereof of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (5) the making by any maker hereof of any general assignment for the benefit of creditors; (6) the appointment of a receiver or trustee for any maker hereof or for any assets of any such maker, including, without limitation, the appointment of or taking possession by a 'custodian,' as defined in the Federal Bankruptcy Code; (7) the occurrence of any event described in clause (3), (4), (5) or (6) of this paragraph with respect to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any indebtedness evidenced by this Note; (8) nonpayment when due by any maker hereof of any indebtedness for borrowed money owing to any party other than the Bank, or the occurrence of any event which would result in acceleration of the time for payment of any such indebtedness; or (9) if the holder hereof in good faith believes that the prospect of payment of all or any part of the indebtedness evidenced by this Note is impaired.

      No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

      No rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the undersigned and the holder hereof.

      This Note shall be governed by the laws of the State of New York. The undersigned agrees to pay all costs and expenses incurred by the holder hereof in enforcing this Note, including, without limitation, actual attorney's fees and disbursements.

                                 BERT E. BRODSKY
                                                    ----------------------------
                                 Bert E. Brodsky



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